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                                                                       Exhibit 5
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             [SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP LETTERHEAD]



                                         June __, 2000

Endo Pharmaceuticals Holdings Inc.
223 Wilmington-West Chester Pike
Chadds Ford, Pennsylvania  19317


               Re:  Endo Phamaceuticals Holdings Inc.
                    Registration Statement on Form S-4
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Ladies and Gentlemen:

          We have acted as special counsel to Endo Phamaceuticals Holdings Inc., a Delaware corporation ("Endo"), in connection with the Registration Statement
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on Form S-4 (the "Registration Statement") filed by Endo with the Securities and
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Exchange Commission (the "Commission") pursuant to the Securities Act of 1933
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(the "Securities Act"), on the date hereof.
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          The Registration Statement relates to the proposed issuance by Endo of up to (i)  130,000,000 shares of Endo common stock, par value $.01 per share
(the "Common Stock"), and (ii) 94,000,000 warrants to purchase shares of Common
      ------------
Stock (the "Warrants"), pursuant to the agreement and plan of merger, dated as
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of November 26, 1999 (as amended and restated as of March 3, 2000 and as amended on April 17, 2000, the "Merger Agreement"), by and among Endo, Endo Inc., a
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Delaware corporation and a newly formed, wholly owned subsidiary of Endo

("Sub"), and Algos Pharmaceutical Corporation, a Delaware corporation ("Algos").
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The Merger Agreement provides for the merger of Algos with and into Sub (the

"Merger"), with Sub contin uing as the surviving corporation.  The Registration
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Statement includes a proxy state ment/prospectus (the "Proxy
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Statement/Prospectus") to be furnished to stockholders of Algos in connection
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with their approval of the Merger.

          This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.
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          In connection with rendering this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the following documents: (i) the Registration Statement (including the Proxy Statement/Prospectus); (ii) the Amended and Restated Certificate of Incorporation of Endo (the "Endo Charter"); (iii) the Amended and
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Restated By-laws of Endo (the "Endo By-Laws"); (iv) the Merger Agreement; (v)
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resolutions of the Board of Directors of Endo relating to the transactions contemplated by the Merger Agreement and the Registration Statement; (vi) a draft of the Warrant Agreement by and between Endo and United States Trust Company of New York (as to be executed, the "Warrant Agreement"); (vii) specimen
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certificates representing the Common Stock and specimen certificates representing the Warrants; and (viii) such other certificates, instruments and docu ments as we considered necessary or appropriate for the purposes of this opinion.

          In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making our examina tion of documents executed by parties other than Endo, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and also have assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of Endo and others.

          For purposes of this opinion, we have assumed that prior to the issuance of any of the shares of the Common Stock or Warrants (i) the conditions to the Merger Agreement will have been satisfied; (ii) certificates representing shares of the Common Stock will have been manually signed by an authorized officer of the transfer agent for the Common Stock and will have been registered by the registrar for the Common Stock and will have conformed to the specimen thereof examined by us; and (iii) certificates representing the Warrants will have been manually signed by an authorized officer of the warrant agent for the Warrants and will have been registered by the registrar for the Warrants and will conform to the specimen thereof examined by us.

          Members of our firm are admitted to the Bar of the State of Delaware, and we do not express any opinion as to the law of any jurisdiction other than the laws of the United States of America and the laws of the State of Delaware.

          Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock and the Warrants, when issued in accordance with the terms and conditions of

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the Merger Agreement and the Warrant Agreement, will be validly issued, fully paid and non-assessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption "Legal Matters" in the Proxy Statement/Prospectus forming a part of the Registration Statement. In giving this consent, however, we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act and the rules and regulations of the Commission thereunder.


                                            Very truly yours,







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